Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1, of our report dated July 29, 2020, relating to the balance sheet of Forum Merger III Corporation as of December 31, 2019 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 25, 2019 (inception) through December 31, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 13, 2020